As filed with the Securities and Exchange Commission on July 22, 2004
                         Registration No. 333-110052
 =========================================================================

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                    FORM SB-2 REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                     NORTHWEST PASSAGE VENTURES LTD.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)


  Nevada                          4400                      20-0177856
(State or jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
 of incorporation       Classification Code Number)     Identification No.)
 or organization)

                    	 509-207 West Hastings Avenue
               	    Vancouver, British Columbia, V6B 1H7
                              (604) 687-3113
             -----------------------------------------------
      (Address and telephone number of principal executive offices)

          		 Kenneth H. Finkelstein
			 2200-1420 Fifth Avenue
                       Seattle, Washington  98101
                              (206) 310-1344
            -------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not
Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |x|

                        DEREGISTRATION OF SECURITIES

     Northwest Passage Ventures Ltd., originally registered a best efforts, no minimum, 2,000,000 common shares ("Shares") maximum offering at a price of $0.10 per share. The Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-110052) (the "Registration Statement"). We have sold 1,043,500 of the Shares registered under the Registration Statement. The offering was terminated on June 28, 2004. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 956,500 Shares that remain unsold under the Registration Statement.


                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on July 22, 2004.


                                     NORTHWEST PASSAGE VENTURES LTD.



                                     By: /s/ Axel G. Roehlig
                                         --------------------------------
                                        Axel G. Roehlig
                                        President, Chief Executive Officer,
					Chief Financial	Officer, Principal
					Accounting Officer, a member of the
					Board of Directors



	Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Axel G. Roehlig
------------------------   President, Chief Executive		July 22, 2004
Axel G. Roehlig		   Officer, Chief Financial Officer,
			   Principal Accounting Officer,
			   a member of the Board of Directors



/s/ Arndt O. Roehlig	   Secretary, Treasurer,  		July 22, 2004
-----------------------    a member of the Board of
Arndt O. Roehlig   	   Directors